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                                                                    EXHIBIT 3.87

                                                                         [STAMP]

                              CERTIFICATE OF MERGER

                                       OF

                             OI US CAPITAL STS INC.

                                      INTO

                           OWENS-ILLINOIS CLOSURE INC.

          The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware

          DO HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  NAME                          STATE OF INCORPORATION
       ----------------------------             ----------------------

       OI US Capital STS Inc.                          Delaware
       Owens-Illinois Closure Inc.                     Delaware

          SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

          THIRD: That the name of the surviving corporation of the merger is OWENS-ILLINOIS CLOSURE INC.

          FOURTH: That OI CLOSURE FTS INC., a Delaware corporation, is the owner of all of the stock of each of the constituent corporations.

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          FIFTH: That as an effect of the merger, the Certificate of
Incorporation of Owens-Illinois Closure, Inc., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

          SIXTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is One SeaGate, Toledo, Ohio 43666.

          SEVENTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of either constituent corporation.

          EIGHTH: This Certificate of Merger shall be effective on December 31, 1993 at 12:01 p.m.

OI US CAPITAL STS INC.                       OWENS-ILLINOIS CLOSURE INC.

By: /s/ David G. Van Hooser                  By: /s/ David G. Van Hooser
   -------------------------------              -----------------------------
   David G. Van Hooser                          David G. Van Hooser
   Vice President                               Vice President

Attest:  /s/ James W. Baehren                Attest:  /s/ James W. Baehren
        --------------------------                   ------------------------
        James W. Baehren                             James W. Baehren
        Assistant Secretary                          Secretary

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